UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 1, 2016, Rubicon Technology, Inc. (“Rubicon”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 reporting that on May 26, 2016, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Rubicon appointed Timothy E. Brog as a new Class II director. At the time of the Original Form 8-K filing, Mr. Brog had not yet been named to serve on any committees of the Board.

Rubicon is filing this Amendment to the Original Form 8-K to report that on June 24, 2016, the Board appointed Mr. Brog to the Audit Committee of the Board, effective July 1, 2016. In connection with his appointment to the Audit Committee, Mr. Brog will receive committee service compensation in accordance with Rubicon’s non-employee director compensation policy. Accordingly, Mr. Brog will receive a prorated portion of the annualized fee of $5,500 for his service on the Audit Committee beginning July 1, 2016, payable in an equal combination of cash and restricted stock of Rubicon. The restricted stock issued to Mr. Brog as part of his committee service compensation will be subject to the terms and conditions set forth in the Rubicon Technology, Inc. 2016 Stock Incentive Plan and the standard form restricted stock agreement utilized by Rubicon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: June 30, 2016

	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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